Exhibit 5.2

Kelley Drye & Warren LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 Tel: (212) 808-7800 Fax: (212) 808-7897

November 14, 2025

Uranium Energy Corp.

1188 West Georgia Street, Suite 1830

Vancouver, British Columbia

Canada V6E 4A2

Ladies & Gentlemen:

We have acted as special New York counsel to Uranium Energy Corp., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), which contains (a) an at-the-market offering agreement prospectus that covers the offering, issuance and sale by the Company from time to time of up to $600,000,000 of the Company’s common shares, par value $0.001 (the “Common Shares”), and (b) a base prospectus which covers the offering, issuance and sale by the Company of an unspecified amount of (i) Common Shares, (ii) debt securities (“Debt Securities”) which may be issued under one or more indentures, as may be supplemented from time to time (each an “Indenture”) between the Company and a trustee for the holders of the Debt Securities, or without any indenture, (iii) warrants to purchase Common Shares or Debt Securities (“Warrants”) which shall be evidenced by warrant certificates that the Company may issue under one or more warrant indentures between the Company and a warrant trustee for the holders of the Warrants, or without any warrant indenture, (iv) subscription receipts for Common Shares, Debt Securities, Warrants or any combination thereof (“Subscription Receipts”) which may be issued under one or more subscription receipt agreements between the Company and an escrow agent, or (v) any combination of Common Shares, Debt Securities, Warrants or Subscription Receipts (“Units”) (collectively, the Common Shares, Debt Securities, Warrants, Subscription Receipts and Units are referred to as the “Securities”). The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectuses contained in the Registration Statement.

In connection with this opinion letter, we have examined the Company’s Articles of Incorporation (the “Articles of Incorporation”) and the Bylaws (the “Bylaws”, and together with the Articles of Incorporation, the “Charter Documents”), each as amended or amended and restated through the date hereof; records of corporate proceedings of the Company with respect to the matters contained in the Registration Statement; an executed copy of the Registration Statement; and the proposed form of Indenture, which form is being filed as an exhibit to the Registration Statement. In addition, we have reviewed such questions of New York law as we have considered necessary and appropriate for the purposes of our opinion set forth below.

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In rendering our opinion set forth below, we have assumed, and express no opinion as to, the following:

1.    the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents;

2.    the absence of fraud, misrepresentation (including misrepresentation by way of omission) or deceit on the part of any person or party to any definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered (the “Debt Agreements”) or any other documents contemplated thereby;

3.    the absence of any mutual mistake of fact or misunderstanding, duress or undue influence involved in the negotiation, execution or delivery of the Debt Agreements;

4.    the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto (including the Company), that such parties had the requisite power and authority (corporate and otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate and otherwise), and duly executed and delivered by such parties and that such agreements or instruments (except the Debt Securities, to the extent of our opinion relating thereto in this opinion letter) are the valid, binding and enforceable obligations of such parties;

5.    the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness will not have been terminated or rescinded;

6.    a Prospectus Supplement will have been prepared and filed with the Commission describing any Debt Securities offered thereby;

7.    all Debt Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the applicable Prospectus Supplement and the applicable Debt Agreements;

8.     any Debt Agreements will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

9.    any securities issuable upon exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise;

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10.    as of the date of the issuance of any Common Shares issuable upon conversion of any convertible Debt Security, there will be a sufficient number of Common Shares authorized and unissued under the Company's then Articles of Incorporation and not otherwise reserved for issuance;

11.    at the time of issuance of the Debt Securities, the Company will validly exist and be in good standing under the laws of the State of Nevada, and have the necessary corporate power for such issuance;

12.    at the time of issuance of the Debt Securities, such issuance will not violate or conflict with the Charter Documents;

13.     any applicable Indenture relating to the issuance of the Debt Securities at the time of issuance of such Debt Securities will have been duly authorized, executed and delivered by the parties thereto and constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, and will comply with the provisions of the Trust Indenture Act of 1939, as amended, and the regulations thereunder (collectively, the “TIA”), and the trustee for such Indenture will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the power to act as trustee under the applicable Indenture, and duly qualified under the TIA to perform its duties as trustee thereunder;

14.    that the terms, execution and delivery of the Debt Securities (i) do not or will not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) will comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

15.    any supplement to the Indenture and any Board of Directors’ resolution and/or any officer's certificate executed and delivered pursuant to any such Indenture, in any such case, pursuant to which the terms of any Debt Securities are established and pursuant to which any Debt Securities are issued, will comply with the Indenture and the form and terms of such Debt Securities will comply with the Indenture and any such Board of Directors’ resolution and/or officer's certificate;

16.    the form and terms of the Debt Securities, when established, the issuance, sale and delivery thereof by the Company, and the incurrence and performance by the Company of its obligations thereunder or in respect thereof will comply with and not violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities; and

17.    the receipt by each person to whom or for whose benefit a Debt Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Debt Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Debt Securities of which such Debt Security is one, of a global security then evidencing such Debt Securities.

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Except as expressly set forth herein, we have not undertaken any independent investigation, examination, or inquiry to determine the existence or absence of any facts and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

Based upon the foregoing, and the qualifications and limitations set forth in this opinion letter, and in reliance thereon, we are of the opinion that with respect to the Debt Securities, when (a) an applicable Indenture or any necessary amendment or supplement thereto or other agreement in respect thereof, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (b) any applicable Indenture, if required, has been duly qualified under the TIA, if qualification is required thereunder, (c) the specific terms and the issuance and sale of any particular Debt Security have been duly established in accordance with the applicable Indenture, if any, or any necessary amendment thereto or other agreement in respect thereof, if any, and authorized by all necessary action of the Company, and (d) any such Debt Security has been duly authorized, executed, issued, authenticated (if required) and delivered by or on behalf of the Company and the trustee under the applicable Indenture, if applicable, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement either (i) against payment therefor in accordance with the provisions of the applicable Indenture and/or any other agreement or instrument binding upon the Company and the provisions of the applicable definitive Debt Agreements approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Debt Security or the instrument governing such Debt Security as approved by the Company pursuant to its Charter Documents and the applicable laws of the State of Nevada or the State of New York for the consideration approved by the Company, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinion set forth above is subject to, and we express no opinion regarding (a) the validity or enforceability of any provisions that purport to waive or not give effect to rights or notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, to preclude modification other than through a writing signed by all parties or to bind third parties, (b) the enforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy or to the extent the indemnification provisions purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (c) whether acceleration of any Debt Security may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (d) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (e) consents to, or restrictions upon, service of process, governing law, choice of law, jurisdiction, venue, arbitration, remedies or judicial relief, including without limitation the effect of procedural requirements relating to the exercise of remedies, (f) any provision requiring the payment of attorneys' fees or other amounts, where such payment is contrary to law or public policy or unreasonable in nature or amount, (g) provisions for exclusivity, failure to waive rights or remedies, election of remedies, cumulative rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (i) grants of setoff rights, (j) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of equitable remedies to any person or entity including, but not limited to, specific performance and injunctive relief (whether applied by a court of law or equity), (k) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles relating to or affecting creditors' rights or remedies (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, (l) the effect of applicable law and court decisions which may hereafter limit or render unenforceable certain rights or remedies of any person or entity and (m) the severability, if invalid, of any provisions to the effect of any of the foregoing.

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The foregoing opinion is limited to the internal laws of the State of New York, and we express no opinion as to the applicability thereto or effect of the laws of any other jurisdiction, domestic or foreign, or as to matters of municipal law or the laws of any local agency within any state.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is expressed as of the date hereof and we assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to it in the prospectus included therein under the caption “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise. Our opinion may be used only while the Registration Statement is effective.

Our opinion set forth in this letter are based upon the facts in existence and the laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof. Our legal opinions are an expression of professional judgment and are not a guarantee of a result.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Securities offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

Very truly yours, /s/Kelley Drye & Warren LLP